AMENDMENT NO. 17

TO AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST OF

AIM INVESTMENT SECURITIES FUNDS

(INVESCO INVESTMENT SECURITIES FUNDS)

This Amendment No. 17 (the “Amendment”) to the Amended and Restated Agreement and Declaration of Trust of AIM Investment Securities Funds (Invesco Investment Securities Funds) (the “Trust”) amends, effective July 15, 2013, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trust desires to amend the Agreement to remove Invesco Dynamics Fund, Invesco Municipal Bond Fund and Invesco High Yield Securities Fund;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of July 15, 2013.

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

EXHIBIT 1

“SCHEDULE A

AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco Global Real Estate Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco High Yield Fund	Class A Shares Class B Shares Class C Shares Class R5 Shares Class R6 Shares Class Y Shares Investor Class Shares

Invesco Limited Maturity Treasury Fund	Class A Shares Class A2 Shares Class R5 Shares Class Y Shares

Invesco Money Market Fund	Class AX Shares Class B Shares Class BX Shares Class C Shares Class CX Shares Class R Shares Class R5 Shares Class Y Shares AIM Cash Reserve Shares Investor Class Shares

Invesco Real Estate Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares Investor Class Shares

Invesco Short Term Bond Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco U.S. Government Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class R5 Shares Class Y Shares Investor Class Shares

Invesco Corporate Bond Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares”